UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2011

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Suite 300, Raleigh, North Carolina 27615

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 14, 2011, the Board of Directors of Xerium Technologies, Inc. (the “Company”) appointed Clifford E. Pietrafitta to the position of Chief Financial Officer, effective immediately. Mr. Pietrafitta, age 49, previously served as the Chief Financial Officer of CSS Industries, Inc., a consumer products company, from January 1999 to March 2010. Prior to that he served as the Vice President – Finance of CSS Industries from November 1995 to January 1999, and as Treasurer from 1991 to November 1995. A copy of the press release announcing the appointment is filed as Exhibit 99.1 to this report.

In connection with his appointment, the Company and Mr. Pietrafitta entered into an employment agreement on March 14, 2011. Under the terms of his employment agreement, Mr. Pietrafitta will receive a base salary of $340,000, which may be increased for subsequent years at the discretion of the Board of Directors of the Company. Mr. Pietrafitta is eligible to participate in the Company’s annual bonus plan at a minimum target participation level of 50% of his base salary, prorated in 2011 from his employment commencement date of March 14, 2011.

The employment agreement entitles Mr. Pietrafitta to severance benefits under certain circumstances. These benefits include, among other things, that if the Company terminates his employment without cause, or if he terminates his employment for good reason, then he is entitled to receive his base salary for one year and the Company shall continue to contribute to the premium cost of his participation in the Company’s group medical/dental benefit plans for one year. If any such termination occurs within three months prior to or two years following certain specified change of control transactions, then the period of base salary and medical/dental benefit premium contribution continuation shall be 18 months instead of one year. The employment agreement also imposes non-competition and employee non-solicitation obligations on Mr. Pietrafitta.

As a result of Mr. Pietrafitta’s appointment as Chief Financial Officer of the Company, Mr. Brian Fox will no longer serve as the Company’s interim Chief Financial Officer and Chief Accounting Officer, effective March 14, 2011.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed herewith.

Exhibit No.	Description
99.1	Press Release dated March 15, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: March 15, 2011	By:	/s/ Stephen R. Light
	Name:	Stephen R. Light
	Title:	Chairman, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated March 15, 2011.